EXHIBIT 4.2

                                                                     [Conformed]

                          PRIDE INTERNATIONAL, INC.

                                     AND

                             MARINE MIDLAND BANK,

                                   TRUSTEE

                         FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF APRIL 24, 1998

                                      TO

                     INDENTURE DATED AS OF APRIL 1, 1998

                           ZERO COUPON CONVERTIBLE
                       SUBORDINATED DEBENTURES DUE 2018
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                               TABLE OF CONTENTS

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

      SECTION 1.1       Terms Defined in the Original Indenture..............2
      SECTION 1.2       Certain Definitions..................................2

                                  ARTICLE TWO

                                THE DEBENTURES

      SECTION 2.1       Debentures Form......................................5
      SECTION 2.2       Designation and Amount...............................6
      SECTION 2.3       Accrual of Original Issue Discount; Interest.........7
      SECTION 2.4       Denominations........................................7
      SECTION 2.5       Place of Payment.....................................7

                                 ARTICLE THREE

                             DEFAULTS AND REMEDIES

      SECTION 3.1       Additional Event of Default..........................8
      SECTION 3.2       Rights of Holders to Receive Payment.................8

                                 ARTICLE FOUR

                            SUPPLEMENTAL INDENTURES

      SECTION 4.1       Additional Restrictions on Supplemental Indentures...8

                                 ARTICLE FIVE

                           REDEMPTION AND PURCHASES

      SECTION 5.1       Redemption...........................................9
      SECTION 5.2       Selection of Debentures to be Redeemed..............10
      SECTION 5.3       Deposit of Redemption Price.........................10
      SECTION 5.4       Purchase............................................10

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                                  ARTICLE SIX

                                  CONVERSION

      SECTION 6.1       Conversion..........................................23

                                 ARTICLE SEVEN

                         SPECIAL TAX EVENT CONVERSION

      SECTION 7.1       Special Tax Event Conversion........................34

                                 ARTICLE EIGHT

                                 MISCELLANEOUS

      SECTION 8.1       Governing Law.......................................35
      SECTION 8.2       Trustee's Disclaimer................................35
      SECTION 8.3       Interest Limitations................................36

      EXHIBIT A         FORM OF DEBENTURE..................................A-1

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            FIRST SUPPLEMENTAL INDENTURE dated as of April 24, 1998 between
PRIDE INTERNATIONAL, INC., a Louisiana corporation (the "Company"), and MARINE MIDLAND BANK, as Trustee (the "Trustee").

                           RECITALS OF THE COMPANY

            WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of April 1, 1998 (the "Original Indenture" and as supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance by the Company from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (the "Securities"), issuable in one or more series;

            WHEREAS, Section 901(5) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to establish the form and terms of any series of Securities;

            WHEREAS, Section 901(4) of the Original Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate any provision of the Original Indenture with respect to any series of Securities when there is no Security of such series Outstanding;

            WHEREAS, Sections 901(2) and 901(3) of the Original Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

            WHEREAS, Section 301 of the Original Indenture provides that the Company may enter into supplemental indentures to establish certain terms and provisions of a series of Securities issued pursuant to the Original Indenture;

            WHEREAS, the Company has duly authorized and desires to cause to be issued pursuant to the Original Indenture and this First Supplemental Indenture a series of Securities to be designated the "Zero Coupon Convertible Subordinated Debentures Due 2018" (the "Debentures");

            WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend the Original Indenture insofar as it will apply to the Debentures in certain respects; and

            WHEREAS, all things necessary have been done to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

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            NOW, THEREFORE, the Company and the Trustee hereby agree that the following provisions supplement the Original Indenture solely with respect to the series of Securities that consists of the Debentures:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

SECTION 1.1       TERMS DEFINED IN THE ORIGINAL INDENTURE.

            Each capitalized term used but not defined in this First Supplemental Indenture shall have the meaning assigned to such term in the Original Indenture.

SECTION 1.2       CERTAIN DEFINITIONS.

            The following definitions are hereby added to, or substituted in lieu of definitions contained in, Section 101 of the Indenture, but only with respect to the Debentures issued in accordance with the provisions hereof:

            "Capital Stock" means any and all shares, interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

            "Change in Control" means (i) a determination by the Company that any person or group (as defined for purposes of Rules 13d-3 and 13d-5 promulgated under the Exchange Act, whether or not applicable) has become the direct or indirect beneficial owner (as defined for purposes of Rules 13d-3 and 13d-5 promulgated under the Exchange Act, whether or not applicable) of more than 50% of the Voting Stock of the Company; (ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act, whether or not applicable) in the aggregate by (x) the shareholders of the Company immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the shareholders of the Company entitled to vote on such merger or consolidation, the shareholders of the Company as of such record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary); (iv) the liquidation or

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      dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors are not Continuing Directors.

            "Common Stock" means Common Stock, no par value, of the Company as it exists on the date of this First Supplemental Indenture or any other Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

            "Continuing Director" means an individual who (i) is a member of the Board of Directors and (ii) either (a) was a member of the Board of Directors on the Issue Date or (b) whose nomination for election or election to the Board of Directors was approved by the vote of at least 662/3% of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

            "Conversion Agent" means an office or agency where Debentures may be presented for conversion pursuant to the terms and conditions of this First Supplemental Indenture.

            "Issue Date" of any Debenture means the date on which the Debenture was originally issued or deemed issued as set forth on the face of the Debenture.

            "Issue Price" of any Debenture means, in connection with the original issuance of such Debenture, the initial issue price at which the Debenture is sold as set forth on the face of the Debenture.

            "Legal Holiday" means a day that is not a Business Day in the Place of Payment for the Debentures.

            "Market Price" means the average of the Sale Price of the Common Stock for the five Trading Day period ending on and including the third Trading Day prior to the applicable Purchase Date, appropriately adjusted to take into account the actual occurrence, during the seven Trading Days preceding such Purchase Date, of any event described in Section 1506, 1507 or 1508; SUBJECT, HOWEVER, to the conditions set forth in Sections 1509 and 1510.

            "Original Issue Discount" of any Debenture means the difference between the Issue Price and the Principal Amount at Maturity of the Debenture as set forth on the face of the Debenture.

            "Paying Agent" means an office or agency where Debentures may be presented for purchase or payment.

            "Principal Amount at Maturity" means, with respect to any Debenture, the principal amount due at the maturity thereof as set forth on the face of the Debenture.

            "Sale Price" of a single share of Common Stock on any Trading Day means the closing per share sale price for the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the

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      average bid and average ask prices) on such Trading Day as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

            "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

            "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after the date of this First Supplemental Indenture, as a result of (a) any amendment to, or change (including any prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of this First Supplemental Indenture, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the Debentures either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

            "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

            "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

            "Wholly Owned Subsidiary" means, with respect to the Company, any Subsidiary of the Company to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any director's qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or

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      corporate citizens of such foreign jurisdiction in order for such
      Subsidiary to transact business in such foreign jurisdiction, PROVIDED that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

            The following terms are defined in the places indicated:


                    TERM                              DEFINED IN SECTION

                    Average Sale Price                   1501
                    Change in Control Purchase Date      1111  (a)
                    Change in Control Purchase Notice    1111  (c)
                    Change in Control Purchase Price     1111  (a)
                    Company Notice                       1110  (e)
                    Company Notice Date                  1110  (e)
                    Conversion Date                      1502
                    Conversion Rate                      1501
                    Exchange Act                         1110  (d)
                    Ex-Dividend Time                     1501
                    Extraordinary Cash Dividend          1508
                    Global Debentures                     2.1
                    Interest Payment Date                1601
                    Option Exercise Date                 1601
                    Over-Allotment Option                 2.2  (b)
                    Purchase Date                        1110  (a)
                    Purchase Notice                      1110  (a)
                    Purchase Price                       1110  (a)
                    Regular Record Date                  1601
                    Restated Principal Amount            1601
                    Securities Act                       1110  (d)
                    Tax Event Date                       1601
                    Time of Determination                1501

                                  ARTICLE TWO

                                THE DEBENTURES

SECTION 2.1       DEBENTURES FORM.

            The Debentures shall be substantially in the form of EXHIBIT A hereto, which is a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture and this First

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Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Debentures, as evidenced by their execution of the Debentures.

            The Debentures will initially be issued in permanent global form, substantially in the form of EXHIBIT A hereto (the "Global Debentures"). Each Global Debenture shall represent such of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be reduced to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount, or any increase or decrease in the amount, of Outstanding Debentures represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Debenture.

            The Company initially appoints The Depository Trust Company and the Trustee to act as Depositary and Securities Custodian, respectively, with respect to the Global Debentures.

            The Company initially appoints the Trustee to act as Paying Agent with respect to the Debentures.

SECTION 2.2       DESIGNATION AND AMOUNT.

            (a) The Debentures shall be entitled the "Zero Coupon Convertible Subordinated Debentures Due 2018" of the Company.

            (b) The Trustee shall authenticate and deliver Debentures for original issue in an aggregate Principal Amount at Maturity of up to $511,431,000 upon Company Order for the authentication and delivery of Debentures, without any further action by the Company; PROVIDED, HOWEVER, that in the event the Company sells any Debentures pursuant to the over-allotment option (the "Over-Allotment Option") granted pursuant to the Underwriting Agreement dated April 20, 1998 between the Company, Smith Barney Inc. and Morgan Stanley & Co. Incorporated, then the Trustee shall authenticate and deliver Debentures for original issue in an aggregate Principal Amount at Maturity of up to $511,431,000 plus up to $76,714,000 aggregate Principal Amount at Maturity of Debentures sold pursuant to the Over-Allotment Option upon Company Order for the authentication and delivery of Debentures, without any further action by the Company. The aggregate Principal Amount at Maturity of Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, subject to the proviso therein, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 203, 304, 305, 306, 906 or 1107 of the Indenture.

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            (c) The Company may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Fifteen.

SECTION 2.3       ACCRUAL OF ORIGINAL ISSUE DISCOUNT; INTEREST.

            The Debentures shall be Original Issue Discount Securities. Original Issue Discount shall accrue with respect to the Debentures at the rate set forth in paragraph 1 of the Debentures, commencing on the Issue Date of the Debentures. Except as provided in Article Sixteen, there shall be no periodic payments of interest on the Debentures. In case of an Event of Default, the principal amount of the Debentures that may be declared due and payable shall be the Issue Price plus accrued Original Issue Discount (or if the Debentures have been converted to semiannual coupon notes following a Tax Event, the Restated Principal Amount, plus accrued and unpaid interest) to and including the date of such default or declaration, as the case may be.

SECTION 2.4       DENOMINATIONS.

            The Debentures shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount at Maturity or any integral multiple thereof.

SECTION 2.5       PLACE OF PAYMENT.

            The Place of Payment for the Debentures shall be the Borough of Manhattan, The City of New York. Section 1002 of the Indenture is hereby amended, but only with respect to the Debentures issued in accordance with the provisions hereof, by replacing the first sentence thereof with the following:

            The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Security Registrar, Paying Agent and Conversion Agent where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served.

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                                ARTICLE THREE

                             DEFAULTS AND REMEDIES

SECTION 3.1       ADDITIONAL EVENT OF DEFAULT.

            The following Event of Default is hereby added to Section 501 of the Indenture, but only with respect to the Debentures issued in accordance with the provisions hereof:

            (8) the Company (i) defaults in the payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any Debenture when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, or (ii) defaults in the delivery of shares of Common Stock (or cash in lieu of fractional interests in shares of Common Stock) in accordance with the terms hereof when such Common Stock or cash is required to be delivered upon conversion of a Debenture and such default in this clause (ii) is not remedied for a period of 10 days.

SECTION 3.2       RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

            Section 508 of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof, but only with respect to the Debentures issued in accordance with the provisions hereof:

            SECTION 508.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENTS.

            Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional,
      (a) to receive payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, if any, in respect of the Debentures held by such Holder on or after the respective due dates expressed in the Debentures or any Redemption Date, (b) to convert such Debentures in accordance with Article Fifteen or (c) to institute suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or adversely affected without the consent of such Holder.

                                 ARTICLE FOUR

                            SUPPLEMENTAL INDENTURES

SECTION 4.1       ADDITIONAL RESTRICTIONS ON SUPPLEMENTAL INDENTURES.

            A new Section 907 is hereby added to Article Nine of the Indenture, but only with respect to the Debentures issued in accordance with the provisions hereof, as follows:

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            SECTION 907.  SUPPLEMENTAL INDENTURE WITHOUT CONSENT OF HOLDERS OF
      DEBENTURES.

            Notwithstanding Section 902, without the consent of each Holder affected, an amendment or supplement to this Indenture or the Debentures may not:

            (1) make any change to the Principal Amount at Maturity of the Debentures whose Holders must consent to an amendment or supplement;

            (2) make any change in the rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Debentures, reduce the rate of interest referred to in
      Section 1601 upon the occurrence of a Tax Event or extend the time for payment of Original Issue Discount or interest, if any, on any Debenture;

            (3) reduce the Principal Amount at Maturity, Conversion Rate or the Issue Price of or extend the Stated Maturity of any Debenture;

            (4) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Debenture or extend the date on which the Purchase Price or Change in Control Purchase Price of any Debenture is payable;

            (5) make any Debenture payable in money or securities other than that stated in the Debenture;

            (6) make any change that adversely affects the right to convert any Debenture (including the right to receive cash in lieu of Common Stock);

            (7) make any change that adversely affects the right to require the Company to purchase the Debentures in accordance with the terms thereof and this Indenture (including the right to receive cash if the Company has elected to pay cash upon such purchase); or

            (8) make any change to the provisions of the Indenture relating to the purchase of the Debentures at the option of the Holder pursuant to Sections 1110 and 1111 which change would result in a violation of applicable federal or state securities laws (including positions of the Commission under applicable no-action letters), whether as a result of the exercise or performance of any rights or obligations under such provisions or otherwise.

                                 ARTICLE FIVE

                           REDEMPTION AND PURCHASES

SECTION 5.1       REDEMPTION.

            (a) There shall be no sinking fund for the retirement of the Debentures.

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            (b) The Company, at its option, may redeem the Debentures in accordance with the provisions of paragraphs 5 and 7 of the Debentures.

            (c) The notice of redemption provided for in Section 1104 of the Indenture shall also state (1) the Conversion Rate; (2) the name and address of the Conversion Agent; (3) that Debentures called for redemption may be converted at any time before the close of business on the Redemption Date; (4) that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 8 of the Debentures and (5) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount on Debentures called for redemption and interest, if any, will cease to accrue on and after the Redemption Date.

SECTION 5.2       SELECTION OF DEBENTURES TO BE REDEEMED.

            Section 1103 of the Indenture is hereby amended, but only with respect to the Debentures issued in accordance with the provisions hereof, to add the following at the end of such Section:

                  If any Debenture selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount at Maturity of Debentures to be redeemed by the Company, to be the portion selected for redemption. Debentures that have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 1103 shall affect the right of any Holder to convert any Debenture pursuant to Article Fifteen before the termination of the conversion right with respect thereto.

SECTION 5.3       DEPOSIT OF REDEMPTION PRICE.

            Section 1105 of the Indenture is hereby amended, but only with respect to the Debentures issued in accordance with the provisions hereof, to add the following at the end of such Section:

            The Trustee or the Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 601(a)), not required for that purpose because of the conversion of Debentures pursuant to Article Fifteen. If such money is held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

SECTION 5.4       PURCHASE.

            New Sections 1109 through 1117 are hereby added to Article Eleven of the Indenture, but only with respect to the Debentures issued in accordance with the provisions hereof, as follows:

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            SECTION 1109.  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

                  In connection with any redemption of Debentures, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Debentures by paying to the Trustee in trust for the Holders whose Debentures are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Debentures, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date of such Debentures. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Debentures, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and such accrued interest, if any, until such amount is so paid by such purchasers. If such an agreement is entered into, any Debentures not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Fifteen) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Debentures are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Debentures. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in the Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under the Indenture.

            SECTION 1110.  PURCHASE OF DEBENTURES AT OPTION OF THE HOLDER.

            (a) GENERAL. Debentures shall be purchased by the Company pursuant to paragraph 6 of the Debentures as of April 24, 2003, April 24, 2008 and April 24, 2013 (each, a "Purchase Date"), at the purchase price specified therein (each, a "Purchase Price"), at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent at the office of the Paying
            Agent or to the office or agency referred to in Section 1002 by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

                        (A) the certificate number of the Debenture which the
                  Holder will deliver to be purchased,

                        (B) the portion of the Principal Amount at Maturity of
                  the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof,

                        (C) that such Debenture shall be purchased on the
                  Purchase Date pursuant to the terms and conditions specified in the Indenture and in paragraph 6 of the Debentures, and

                        (D) if the Company elects pursuant to Section 1110(b) to
                  pay the Purchase Price on such Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Purchase Price to be paid in Common Stock is ultimately to be paid in cash because any condition in Section 1110(d) is not satisfied, such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Debentures to which it relates (stating the Principal Amount at Maturity and certificate numbers of the Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the Purchase Price for all Debentures subject to such Purchase Notice; and

                  (2) delivery of such Debenture prior to, on or after the
            Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in Section 1002, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this
            Section 1110 only if the Security so delivered conforms in all respects to the description thereof in the related Purchase Notice.

            If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
      Section 1112, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1110(a)(1) above, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price otherwise payable in Common Stock.

            The Company shall purchase from the Holder thereof, pursuant to this
      Section 1110, a portion of a Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

            Any purchase by the Company contemplated pursuant to the provisions hereof shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debenture.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or the office or agency referred to in
      Section 1002 the Purchase Notice contemplated by this Section 1110(a) shall have the right to withdraw at any time prior to the close of business on the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 1112.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

            (b) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE. The Debentures to be purchased pursuant to Section 1110(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 1110. The Company shall designate, in the notice from the Company delivered pursuant to Section 1110(e), whether the Company will purchase the Debentures for cash or Common Stock, and, if a combination thereof, the percentages of the Purchase Price of Debentures in respect of which it will pay in cash or Common Stock; PROVIDED that the Company will pay cash for fractional shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Debentures are purchased pursuant to this
      Section 1110 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Debentures, except (i) as provided in Section 1110(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given notice thereof to Holders except pursuant to this
      Section 1110(b) or Section 1110(d).

            At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officer's Certificate to the Trustee specifying:

                  (i)   the manner of payment selected by the Company;

                  (ii)  the information required by Section 1110(e);

                  (iii) that the conditions to such manner of payment set forth in Section 1110(d) have or will be complied with; and

                  (iv) whether the Company desires the Trustee to give the
            notice required by Section 1110(e).

            (c) PURCHASE WITH CASH. On the Purchase Date, at the option of the Company, the Principal Amount at Maturity of the Debentures in respect of which a Purchase Notice pursuant to Section 1110(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price of such Debentures.

            (d) PAYMENT BY COMMON STOCK. On each Purchase Date, at the option of the Company, the Principal Amount at Maturity of the Debentures in respect of which a Purchase Notice pursuant to Section 1110(a) has been given, or a specified percentage thereof, may be purchased by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Debentures in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

            The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead, the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate amount of Debentures to be purchased.

            Upon payment of Common Stock pursuant to the terms hereof, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 1601) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 1601, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Purchase Date with respect to the purchased Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed paid in full to the Holder through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) in exchange for the Debenture being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount accrued through the Purchase Date, and the balance, if any, of the fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Debenture being purchased pursuant to the provisions hereof.

            The Company's right to exercise its election to purchase the Debentures pursuant to this Section 1110 through the issuance of shares of Common Stock shall be conditioned upon:

                  (i) the Company's not having given notice of an election to pay entirely in cash and its giving of timely notice of election to purchase all or a specified percentage of the Debentures with Common Stock as provided herein;

                  (ii) the registration of the shares of Common Stock to be
            issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case if required for the initial issuance thereof;

                  (iii) any necessary qualification or registration under
            applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (iv) the receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel, each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Debentures, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (provided that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officer's Certificate, that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, that conditions (ii) and (iii) above have been satisfied.

            Such Officer's Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Debentures and the Sale Price of a share of Common Stock on each of the seven Business Days prior to the Purchase Date. The Company may elect to pay in Common Stock only if the information necessary to calculate the Market Price is reported in THE WALL STREET JOURNAL or another Authorized Newspaper. If such conditions are not satisfied prior to or on the Purchase Date and the Company has elected to purchase the Debentures pursuant to this Section 1110 through the issuance of shares of Common Stock, the Company shall pay, without further notice, the Purchase Price in cash.

            (e) NOTICE OF ELECTION. The Company shall send notices of its election (the "Company Notice") to purchase with cash or Common Stock or any combination thereof to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 107. The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to the Purchase Date (such date not less than 20 Business Days prior to the Purchase Date being herein referred to as the "Company Notice Date"). Such notices shall state the manner of payment elected and shall contain the following information:

            In the event the Company has elected to pay the Purchase Price (or any specified percentage thereof) with Common Stock, the notice shall:

                  (1) state that each Holder will receive Common Stock with a
            Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Debentures held by such Holder (except for any cash amount to be paid in lieu of fractional shares);

                  (2) set forth the method of calculating the Market Price; and

                  (3) state that because the Market Price will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

            In any case, each notice shall include a form of Purchase Notice to be completed by the Holder and shall state:

                  (i)   the Purchase Price and Conversion Rate;

                  (ii) the name and address of the Paying Agent and the
            Conversion Agent and of the office or agency referred to in Section 1002;

                  (iii) that Debentures as to which a Purchase Notice has been given may be converted into Common Stock at any time prior to the close of business on the applicable Purchase Date only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (iv) that Debentures must be surrendered to the Paying Agent or to the office or agency referred to in Section 1002 to collect payment;

                  (v) that the Purchase Price for any Debenture as to which a
            Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture as described in clause (iv) above;

                  (vi) the procedures the Holder must follow to exercise rights under Section 1110 and a brief description of those rights;

                  (vii) briefly, the conversion rights of the Debentures and that Holders who want to convert Debentures must satisfy the requirements set forth in paragraph 8 of the Debentures; and

                  (viii)the procedures for withdrawing a Purchase Notice
            (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 1110(a)(1)(D) or Section 1112).

            At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that in all cases the text of such notice shall be prepared by the Company.

            Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Debentures, the Company will publish such determination in THE WALL STREET JOURNAL or other Authorized Newspaper and furnish the Trustee with an affidavit of publication.

            (f) COVENANTS OF THE COMPANY. All shares of Common Stock delivered upon purchase of the Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

            The Company shall use reasonable efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Debentures on the principal national securities exchange or over-the-counter or other domestic market on which any other shares of Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

            (g) PROCEDURE UPON PURCHASE. The Company shall deposit cash (in respect of a cash purchase under Section 1110(c) or for fractional interests, as applicable) or shares of Common Stock, or any combination thereof, as applicable, at the time and in the manner as provided in
      Section 1113, sufficient to pay the aggregate Purchase Price of all Debentures to be purchased pursuant to this Section 1110. As soon as practicable after the later of the Purchase Date and the date such Debentures are surrendered to the Paying Agent or at the office or agency referred to in Section 1002, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of such Common Stock on the Business Day following the related Purchase Date. Subject to Section 1110(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date.

            (h) TAXES. If a Holder of a Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due, as set forth in an Officer's Certificate, because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

            SECTION 1111. PURCHASE OF DEBENTURES AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL.

            (a) If on or prior to April 24, 2003 there shall have occurred a Change in Control, Debentures shall be purchased, at the option of the Holder thereof, by the Company at the purchase price specified in paragraph 6 of the Debentures (the "Change in Control Purchase Price"), on the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 1111(c).

            (b) Within 15 Business Days after the Change in Control, the Company shall (i) mail a written notice of such Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law) and (ii) cause a copy of such notice to be published in THE WALL STREET JOURNAL or other Authorized Newspaper. The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) the events causing a Change in Control and the date such
            Change in Control is deemed to have occurred for purposes of this
            Section 1111;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 1111 must be given;

                  (3)   the Change in Control Purchase Date;

                  (4)   the Change in Control Purchase Price;

                  (5) the name and address of the Paying Agent and the
            Conversion Agent and the office or agency referred to in Section
            1002;

                  (6)   the Conversion Rate and any adjustments thereto;

                  (7) that Debentures with respect to which a Change in Control
            Purchase Notice has been given by the Holder may be converted into Common Stock (or, in lieu thereof, cash, if the Company shall so elect) at any time prior to the close of business on the Change in Control Purchase Date only if the Change in Control Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Indenture;

                  (8) that Debentures must be surrendered to the Paying Agent or the office or agency referred to in Section 1002 to collect payment;

                  (9) that the Change in Control Purchase Price for any
            Debenture as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Debenture as described in clause (8) above;

                  (10) the procedures the Holder must follow to exercise rights under this Section 1111 and a brief description of those rights;

                  (11)  briefly, the conversion rights of the Debentures; and

                  (12) the procedures for withdrawing a Change in Control Purchase Notice.

            (c) A Holder may exercise its rights specified in Section 1111(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent or to the office or agency referred to in Section 1002 at any time prior to the close of business on the Change in Control Purchase Date, stating:

                  (1) the certificate number of the Debenture which the Holder will deliver to be purchased;

                  (2) the portion of the Principal Amount at Maturity of the
            Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Debenture shall be purchased on the Change in
            Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Debentures.

            Receipt of the Debenture by the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), at the offices of the Paying Agent or to the office or agency referred to in Section 1002 shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; PROVIDED, HOWEVER, that such Change in Control Purchase Price shall be so paid pursuant to this Section 1111 only if the Debenture so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

            The Company shall purchase from the Holder thereof, pursuant to this
      Section 1111, a portion of a Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

            Any purchase by the Company contemplated pursuant to the provisions of this Section 1111 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the date such Debentures are surrendered to the Paying Agent or at the office or agency referred to in
      Section 1002.

            Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in
      Section 1002 the Change in Control Purchase Notice contemplated by this
      Section 1111(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such office or agency in accordance with Section 1112.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

            SECTION 1112. EFFECT OF PURCHASE NOTICE OR CHANGE IN CONTROL PURCHASE NOTICE.

            Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 1110(a) or Section 1111(c), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debenture. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 1110(a) or Section 1111(c), as applicable, have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent or to the office or agency referred to in Section 1002 by the Holder thereof in the manner required by Section 1110(a) and (g) or Section 1111(c), as applicable. Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

            A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in Section 1002 at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                  (1) the certificate number of the Debenture in respect of
            which such notice of withdrawal is being submitted;

                  (2) the Principal Amount at Maturity of the Debenture with respect to which such notice of withdrawal is being submitted; and

                  (3) the Principal Amount at Maturity, if any, of such
            Debenture which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

            A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 1110(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 1110(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

            There shall be no purchase of any Debentures pursuant to Section 1110 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares of Common Stock) or Section 1111 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Debentures (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Debentures) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

            SECTION 1113. DEPOSIT OF PURCHASE PRICE OR CHANGE IN CONTROL PURCHASE PRICE.

            Prior to 3:00 p.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as Paying Agent, shall segregate and hold in trust as provided in Section 1103) an amount of cash in immediately available funds or securities, if expressly permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Debentures or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

            SECTION 1114.  DEBENTURES PURCHASED IN PART.

            Any Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in Section 1002 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Debenture so surrendered which is not purchased.

            SECTION 1115. COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF DEBENTURES.

            In connection with any offer to purchase or purchase of Debentures under Section 1110 or 1111, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon purchase of the Debentures (including positions of the Commission under applicable no-action letters) so as to permit the rights and obligations under Sections 1110 and 1111 to be exercised in the time and in the manner specified in Sections 1110 and 1111.

            SECTION 1116.  REPAYMENT TO THE COMPANY.

            The Trustee and the Paying Agent shall return to the Company, upon written request, any cash or shares of Common Stock, together with interest on such cash as hereinafter provided and dividends on such shares of Common Stock, if any (subject to the provisions of Section 601(a)), held by them for the payment of a Purchase Price or Change in Control Purchase Price, as the case may be, of the Debentures that remain unclaimed as provided in paragraph 12 of the Debentures; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 1113 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Debentures or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest as hereinafter provided or dividends, if any, thereon (subject to the provisions of Section 601(a)). Any cash deposited with the Trustee or with the Paying Agent pursuant to Section 1113 hereof shall be invested by the Trustee or Paying Agent, as applicable, in short-term obligations of, or fully guaranteed by, the United States of America, or commercial paper rated A-1 or better by Standard and Poor's or P-1 or better by Moody's Investors Service, Inc. as specifically directed in writing by the Company. Interest earned on such investments shall be repaid to the Company pursuant to this Section 1116. Except as provided for in this Section 1116, the Trustee shall be under no liability for interest on any money received by it pursuant to this Indenture.

            SECTION 1117.  OUTSTANDING DEBENTURES.

            If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or at Stated Maturity, money or, if permitted by the terms hereof, including, without limitation, Section 1110, securities sufficient to pay the Debentures payable on that date, then on and after that date such Debentures shall cease to be Outstanding and Original Issue Discount and interest, if any (including, if such Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes), on such Debentures shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, upon delivery of the Debenture in accordance with the terms of this Indenture); PROVIDED that if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

            If a Debenture is converted in accordance with Article Fifteen, then from and after the Conversion Date such Debenture shall cease to be Outstanding and Original Issue Discount and interest, if any (including, if such Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes), shall cease to accrue on such Debenture.


                                  ARTICLE SIX

                                  CONVERSION

SECTION 6.1       CONVERSION.

            A new Article Fifteen is hereby added to the Indenture, but only with respect to the Debentures issued in accordance with the provisions hereof, as follows:


                                ARTICLE FIFTEEN

                                  CONVERSION

            SECTION 1501.  CONVERSION PRIVILEGE.

            A Holder of a Debenture may convert such Debenture into shares of Common Stock at any time during the period stated in paragraph 8 of the Debentures. The number of shares of Common Stock issuable upon conversion of a Debenture per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Debentures, subject to adjustment as herein set forth.

            A Holder may convert a portion of the Principal Amount at Maturity of a Debenture if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of a Debenture.

            "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shorter of:

                  (i) 30 consecutive Trading Days ending on the last full
            Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants or distribution in respect of which the Average Sale Price is being calculated, or

                  (iii) the period, if any, (x) commencing on the date next
            succeeding the Ex-Dividend Time with respect to the next preceding
            (a) issuance of rights, warrants, or options or (b) distribution, in each case, for which an adjustment is required by the provisions of
            Section 1506(4), 1507 or 1508 and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, warrants, or options or distribution in respect of which the Average Sale Price is being calculated.

            If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 1506(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

            "Time of Determination" means the time and date of the earlier of
      (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which Sections 1507 and 1508 apply and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the shares of the Common Stock are then listed or quoted.

            SECTION 1502.  CONVERSION PROCEDURE.

            To convert a Debenture into Common Stock, a Holder must satisfy the requirements in paragraph 8 of the Debentures. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). The Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 1503.

            The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED FURTHER, that such conversion shall be at the Conversion Rate in effect on the date that such Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Debenture, such Person shall no longer be a Holder of such Debenture.

            Holders may surrender a Debenture for conversion by means of book-entry delivery in accordance with paragraph 8 of the Debentures and the regulations of the applicable book-entry facility.

            No payment or adjustment will be made for dividends on any Common Stock except as provided in this Article Fifteen. On conversion of a Debenture, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in Section 1601) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 1601, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) in exchange for the Debenture being converted pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Debenture being converted pursuant to the provisions hereof.

            If the Holder converts more than one Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the total Principal Amount at Maturity of the Debentures converted.

            Upon surrender of a Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Debenture in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Debenture surrendered.

            If the last day on which a Debenture may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Debenture may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

            SECTION 1503.  FRACTIONAL SHARES.

            The Company will not issue a fractional share of Common Stock upon conversion of a Debenture. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

            SECTION 1504.  TAXES ON CONVERSION.

            If a Holder converts a Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. The Holder, however, shall pay any such tax that is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

            SECTION 1505.  COMPANY TO PROVIDE STOCK.

            The Company shall, prior to issuance of any Debentures hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Debentures into shares of Common Stock.

            All shares of Common Stock delivered upon conversion of the Debentures shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

            The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

            SECTION 1506.  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

            If, after the Issue Date, the Company:

                  (1) pays a dividend or makes a distribution on its Common
            Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) pays a dividend or makes a distribution on its Common
            Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

                  (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

      then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Debenture thereafter converted may receive the number of shares or other units of Capital Stock of the Company that such Holder would have owned immediately following such action if such Holder had converted the Debenture immediately prior to such action.

            The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

            If after an adjustment a Holder of a Debenture upon conversion of such Debenture may receive shares or other units of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article Fifteen with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article Fifteen.

            SECTION 1507.  ADJUSTMENT FOR RIGHTS ISSUE.

            If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock or securities convertible into Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                       (O + N)
                        R1 =  R x   ---------------
                                    (O + (N x P)/M)

      where:

            R1 = the adjusted Conversion Rate.

            R = the current Conversion Rate.

            O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 1507 is being applied.

            N = the number of additional shares of Common Stock offered pursuant to the distribution.

            P = the offering price per share of such additional shares.

            M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 1506(4) applies or (ii) a distribution to which
                Section 1508 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 1507 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1507 applies, the fair market value (on the record date for the distribution to which this Section 1507 applies) of the

                  (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 1506(4) distribution, and

                  (2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 1508 distribution.

      The Board of Directors shall determine fair market values for the purposes of this Section 1507.

             The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 1507 applies.

            No adjustment shall be made under this Section 1507 if the application of the formula stated above in this Section 1507 would result in a value of R1 that is equal to or less than the value of R.

            SECTION 1508.  ADJUSTMENT FOR OTHER DISTRIBUTIONS.

            If, after the Issue Date, the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 1506 and distributions of rights, warrants or options referred to in Section 1507 and (y) cash dividends or other cash distributions that are paid out of consolidated current net income or earnings retained in the business as shown on the books of the Company, unless such cash dividends or other cash distributions are Extraordinary Cash Dividends), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 1508, in accordance with the formula:

                                  M
                  R1 =  R   x   -----
                                M - F

      where:

            R1 = the adjusted Conversion Rate.

            R  = the current Conversion Rate.

            M  = the Average Sale Price, minus, in the case of a distribution to which Section 1506(4) applies for which (i) the record date shall occur on or before the record date for the distribution to which this Section 1508 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1508 applies, the fair market value (on the record date for the distribution to which this Section 1508 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 1506(4) distribution.

            F  = the fair market value (on the record date for the distribution to which this Section 1508 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this
                 Section 1508 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

      The Board of Directors shall determine fair market values for the purposes of this Section 1508.

            The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 1508 applies.

            For purposes of this Section 1508, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in item (i) or (ii) below:

                  (i) If, upon the date prior to the Ex-Dividend Time with
            respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 12.5% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 85-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 1508, the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 1508.

                  (ii) If upon the date prior to the Ex-Dividend Time with
            respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend, together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Times occurring in the 365-consecutive-day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds 25% of the average of the Sale Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Sale Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365-day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this
            Section 1508, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this Section 1508.

            In making the determinations required by items (i) and (ii) above, the amount of cash dividends paid on a per share basis and the average of the Sale Prices, in each case during the period specified in item (i) or
      (ii) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 1506.

            In the event that, with respect to any distribution to which this
      Section 1508 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M," then the adjustment provided by this Section 1508 shall not be made and in lieu thereof the provisions of Section 1514 shall apply to such distribution.

            SECTION 1509.  WHEN ADJUSTMENT MAY BE DEFERRED.

            No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (E.G., if the Conversion Rate is 4, an increase or decrease of .04 (1% of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

            All calculations under this Article Fifteen shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

            SECTION 1510.  WHEN NO ADJUSTMENT REQUIRED.

            No adjustment need be made for a transaction referred to in Section 1506, 1507, 1508 or 1514 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

            No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

            No adjustment need be made for a change in the par value or no par value of the Common Stock.

            To the extent the Debentures become convertible into cash pursuant to the terms of Section 1508 or 1514, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the par value of the Common Stock: (i) the Issue Price plus accrued Original Issue Discount as of the date such adjustment would otherwise be effective divided by (ii) the Conversion Rate as so adjusted.

            SECTION 1511.  NOTICE OF ADJUSTMENT.

            Whenever the Conversion Rate is adjusted, the Company shall file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent will promptly mail such notice to Holders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

            SECTION 1512.  VOLUNTARY INCREASE.

            The Company from time to time may increase the Conversion Rate by any amount and for any period of time; PROVIDED that such period is not less than 20 Business Days. Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

            A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 1506, 1507 or 1508.

            SECTION 1513.  NOTICE OF CERTAIN TRANSACTIONS.

            If:

                  (1) the Company takes any action that would require an
            adjustment in the Conversion Rate pursuant to Section 1506, 1507 or 1508 (unless no adjustment is to occur pursuant to Section 1510); or

                  (2) the Company takes any action that would require a
            supplemental indenture pursuant to Section 1514; or

                  (3) there is a liquidation or dissolution of the Company, then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

            SECTION 1514.  REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS.

            If the Company is a party to a transaction subject to Section 801 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange that reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Debentures shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Debentures is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

            The supplemental indenture shall provide that the Holder of a Debenture may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Debenture immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Fifteen. The successor Company shall mail to Holders a notice briefly describing the supplemental indenture.

            If this Section 1514 applies, neither Section 1506 nor 1507 shall apply.

            If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 1508, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 1508, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Debenture that converts such Debenture in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Debenture is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Debenture immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

            SECTION 1515.  COMPANY DETERMINATION FINAL.

            Any determination that the Company or the Board of Directors must make pursuant to this Article Fifteen is conclusive.

            SECTION 1516.  TRUSTEE'S ADJUSTMENT DISCLAIMER.

            The Trustee has no duty to determine when an adjustment under this Article Fifteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 1514 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for the Company's failure to comply with this Article Fifteen. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this
      Section 1516 as the Trustee.

            SECTION 1517.  SIMULTANEOUS ADJUSTMENTS.

            If this Article Fifteen requires adjustments to the Conversion Rate under more than one of Sections 1506(4), 1507 or 1508, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1506, second, the provisions of Section 1508 and, third, the provisions of Section 1507.

            SECTION 1518.  SUCCESSIVE ADJUSTMENTS.

            After an adjustment to the Conversion Rate under this Article Fifteen, any subsequent event requiring an adjustment under this Article Fifteen shall cause an adjustment to the Conversion Rate as so adjusted.

                                 ARTICLE SEVEN

                         SPECIAL TAX EVENT CONVERSION

SECTION 7.1       SPECIAL TAX EVENT CONVERSION.

            A new Article Sixteen is hereby added to the Indenture, but only with respect to the Debentures issued in accordance with the provisions hereof, as follows:

                                ARTICLE SIXTEEN

                         SPECIAL TAX EVENT CONVERSION

            SECTION 1601. OPTIONAL CONVERSION TO SEMIANNUAL COUPON NOTE UPON TAX EVENT.

            From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at 4.75% per annum on a principal amount per Debenture (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described herein, whichever is later (such date, the "Option Exercise Date"). Such interest shall accrue from the Option Exercise Date and shall be payable semiannually on April 24 and October 24 of each year (each an "Interest Payment Date") to holders of record at the close of business on March 31 or September 30 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of 12 30-day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee.

                                 ARTICLE EIGHT

                                 MISCELLANEOUS

SECTION 8.1       GOVERNING LAW.

            This First Supplemental Indenture and the Debentures shall be deemed to be contracts made and to be performed entirely in the State of New York, and for all purposes shall be governed and construed in accordance with the laws of said State without regard to the conflicts of laws rules of said State. This First Supplemental Indenture may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

SECTION 8.2       TRUSTEE'S DISCLAIMER.

            The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. To the extent permitted by the provisions of Article Six of the Indenture, the Trustee shall not be answerable or accountable for anything whatsoever in connection with this First Supplemental Indenture except for its own wilful misconduct or negligence.

SECTION 8.3       INTEREST LIMITATIONS.

            Anything in this First Supplemental Indenture, the Original Indenture or any Debenture to the contrary notwithstanding, the Company shall never be required to pay unearned interest on any Debenture and shall never be required to pay interest on such Debenture at a rate in excess of the Highest Lawful Rate (as defined below), and if the effective rate of interest which would otherwise be payable under this First Supplemental Indenture, the Original Indenture and such Debenture would exceed the Highest Lawful Rate, or if the Holder of such Debenture shall receive any unearned interest or shall receive monies or other consideration that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this First

Supplemental Indenture, the Original Indenture and such Debenture to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this First Supplemental Indenture, the Original Indenture and such Debenture shall be reduced to the amount allowed under applicable law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall, at the option of the Holder of such Debenture, be either refunded to the Company or credited on the principal of such Debenture. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Holder under the Debenture held by it, or under this First Supplemental Indenture or the Original Indenture, shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Debentures all interest (and other consideration deemed to constitute interest) at any time contracted for, charged or received by such Holder in connection therewith. If at any time and from time to time (i) the amount of interest payable to any Holder on any date shall be computed at the Highest Lawful Rate pursuant to this Section 8.3 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Holder would be less than the amount of interest payable to such Holder computed at the Highest Lawful Rate, then the amount of interest payable to such Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to such Holder shall equal the total amount of interest which would have been payable to such Holder if the total amount of interest had been computed without giving effect to this Section 8.3. For purposes of this Section 8.3, "Highest Lawful Rate" means the maximum non-usurious rate of interest permitted by applicable law, which the parties intend shall be the laws of the State of New York; PROVIDED that, to the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, the Highest Lawful Rate shall be the indicated (weekly) rate ceiling as defined in Texas Revised Civil Statutes,
Article 5069-1.04, as amended, at the applicable time in effect.

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested as of the day and year first above written.

      PRIDE INTERNATIONAL, INC.

      By:/S/EARL W. MCNIEL
            Earl W. McNiel
            Vice President and Chief Financial Officer

Attest:

/S/ ROBERT W. RANDALL
Robert W. Randall
Secretary

      MARINE MIDLAND BANK,
      as  Trustee

      By:/S/     FRANK J. GODINO
          Name:  Frank J. Godino
          Title: Vice President

Attest:

/S/ CHARLES E. BAUER
Charles E. Bauer
Vice President

                                                                     EXHIBIT A

                          [FORM OF FACE OF DEBENTURE]

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS DEBENTURE IS $608.94, THE ISSUE DATE IS APRIL 24, 1998 AND THE YIELD TO MATURITY IS 4.75% (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS).


                           PRIDE INTERNATIONAL, INC.

                     Zero Coupon Convertible Subordinated
                              Debenture Due 2018


                                                                CUSIP No.
No.

Issue Date:  April 24, 1998
Issue Price:  $391.06
Original Issue Discount:  $608.94
(for each $1,000 Principal
Amount at Maturity)

            Pride International, Inc., a Louisiana corporation, promises to pay to ______________ or registered assigns, the Principal Amount at Maturity of ________________ Dollars on April 24, 2018.

            This Debenture shall not bear interest except as specified on the other side of this Debenture. Original Issue Discount will accrue as specified on the other side of this Debenture. This Debenture is convertible as specified on the other side of this Debenture. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Debenture.

            Additional provisions of this Debenture are set forth on the other side of this Debenture.

Dated:                                    PRIDE INTERNATIONAL, INC.




[SEAL]                                    By:
                                          Name:
                                          Title:

ATTEST:

Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

MARINE MIDLAND BANK,
as Trustee



By:____________________________
    Authorized Signatory

                      [FORM OF REVERSE SIDE OF DEBENTURE]

                     Zero Coupon Convertible Subordinated
                              Debenture Due 2018

            [Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company, a New York corporation ("DTC"), shall act as the Depositary until a successor shall be appointed by the Company. Unless this certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest therein.]*

1.    INTEREST

            This Debenture shall not bear interest except as specified in this paragraph or in paragraph 9 hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Debenture) or if shares of Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Debenture in accordance with the terms of Article Fifteen of the Indenture is not delivered when due, then in each such case the overdue amount shall bear interest at the rate of 4.75% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

            Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Debenture), in the period during which a Debenture remains outstanding, shall accrue at 4.75% per annum, on a semiannual bond equivalent basis using a 360-day year composed of 12 30-day months, commencing on the Issue Date of this Debenture, and shall cease to accrue on the earlier of (a) the date on which the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity becomes due and payable and (b) any Redemption Date, Conversion Date, Change in Control Purchase Date, Purchase Date or other date on which

--------
     *This paragraph should be added only if the Debenture is issued in global form.

such Original Issue Discount (or, if such Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes) shall cease to accrue in accordance with Section 1117 of the Indenture.

2.    METHOD OF PAYMENT

            Subject to the terms and conditions of the Indenture, Pride International, Inc. (the "Company") will make payments in respect of any Debenture to the Persons in whose name that Debenture is registered at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date, Change in Control Purchase Date or Conversion Date, as the case may be. Holders must surrender Debentures to a Paying Agent to collect such payments in respect of the Debentures. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. The Company will make such cash payments (i) by wire transfer of immediately available funds with respect to Debentures held in book-entry form or (ii) by check payable in such money mailed to a Holder's registered address with respect to any certificated Debentures.

3.    PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR

            Initially, Marine Midland Bank, as trustee (the "Trustee"), will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, PROVIDED that the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency of the Security Registrar, Paying Agent or Conversion Agent. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.    INDENTURE

            This Debenture is one of a duly authorized series of Securities of the Company, designated as its Zero Coupon Convertible Subordinated Debentures Due 2018, issued under an Indenture dated as of April 1, 1998, as amended and supplemented by a First Supplemental Indenture dated as of April 24, 1998 (as so amended and supplemented, the "Indenture"), between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and in effect on the date of the Indenture (the "Trust Indenture Act"), except as provided in the Indenture. Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

            The Debentures are unsecured, subordinated, general obligations of the Company limited to an aggregate Principal Amount at Maturity specified in
Section 2.2(b) of the Indenture. The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness.

5.    REDEMPTION AT THE OPTION OF THE COMPANY

            No sinking fund is provided for the Debentures. The Debentures are redeemable for cash as a whole at any time, or from time to time in part, at the option of the Company at the Redemption Prices set forth below, PROVIDED that the Debentures are not redeemable prior to April 24, 2003.

            The table below shows the Redemption Prices of a Debenture per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect the accrued Original Issue Discount calculated through each such date. The Redemption Price of a Debenture redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from and including the next preceding date in the table to and including the actual Redemption Date.


                                                ACCRUED ORIGINAL
                       DEBENTURE ISSUE DISCOUNT REDEMPTION
                                        ISSUE PRICE       AT 4.75%       PRICE
          REDEMPTION DATE                    (1)            (2)        (1) + (2)
          ---------------                  -------         -------     ---------
April 24, 2003......................       $391.06         $103.46     $494.52
April 24, 2004......................        391.06          127.23      518.29
April 24, 2005......................        391.06          152.14      543.20
April 24, 2006......................        391.06          178.25      569.31
April 24, 2007......................        391.06          205.61      596.67
April 24, 2008......................        391.06          234.29      625.35
April 24, 2009......................        391.06          264.34      655.40
April 24, 2010......................        391.06          295.85      686.91
April 24, 2011......................        391.06          328.86      719.92
April 24, 2012......................        391.06          363.46      754.52
April 24, 2013......................        391.06          399.73      790.79
April 24, 2014......................        391.06          437.74      828.80
April 24, 2015......................        391.06          477.57      868.63
April 24, 2016......................        391.06          519.32      910.38
April 24, 2017......................        391.06          563.08      954.14
April 24, 2018......................        391.06          608.94    1,000.00

            If converted to a semiannual coupon note following the occurrence of a Tax Event, this Debenture will be redeemable at the Restated Principal Amount plus interest accrued and unpaid from and including the date of such conversion to, but excluding, the Redemption Date; PROVIDED that in no event will this Debenture be redeemable prior to April 24, 2003.

6.    PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

            Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Debentures held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date and upon delivery of the Debentures to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Price may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.


PURCHASE DATE                                  PURCHASE PRICE
April 24, 2003                                     $494.52
April 24, 2008                                      625.35
April 24, 2013                                      790.79

            If prior to a Purchase Date this Debenture has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from, and including, the date of conversion to, but excluding, the Purchase Date.

            Subject to the terms and conditions of the Indenture, if any Change in Control occurs on or prior to April 24, 2003, the Company shall, at the option of the Holder, purchase all Debentures for which a Change in Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change in Control, for a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through and including the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Debenture has been converted to a semiannual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from, and including, the date of conversion to, but excluding, the Change in Control Purchase Date.

            Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture prior to the close of business on the Purchase Date or Change in Control Purchase Date, as the case may be.

            If cash sufficient to pay the Purchase Price or Change in Control Purchase Price of all Debentures or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, Original

Issue Discount (or interest upon conversion to semiannual coupon notes following the occurrence of a Tax Event) ceases to accrue on such Debentures (or portions thereof) on and after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Debenture).

7.    NOTICE OF REDEMPTION

            Notice of redemption will be given in the manner provided in the Indenture not less than 30 days nor more than 60 days prior to the Redemption Date. If money sufficient to pay the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, from and after such Redemption Date, Original Issue Discount and interest, if any (including, if such Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, interest on such notes), ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 of Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

8.    CONVERSION

            Subject to the next two succeeding sentences, a Holder of a Debenture may convert it into Common Stock of the Company at any time before the close of business on April 24, 2018; PROVIDED, HOWEVER, that if a Debenture is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. The number of shares of Common Stock to be delivered upon conversion of a Debenture into Common Stock per $1,000 of Principal Amount at Maturity shall be equal to the Conversion Rate. A Debenture in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

            The initial Conversion Rate is 13.794 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

            In the event the Company exercises its option pursuant to Section 1601 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Debenture following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Debentures surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Debentures to be redeemed on a date within such period) must be accompanied by payment of an amount equal to the interest thereon that the registered Holder is to receive. Except where Debentures surrendered for conversion must be accompanied by payment as described above, no interest on converted Debentures will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

            To convert a Debenture a Holder must (i) complete and manually sign the conversion notice on the back of the Debenture (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 1002 of the Indenture) or, if applicable, complete and deliver to The Depository Trust Company ("DTC" or the "Depositary," which term includes any successor thereto) the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, (ii) surrender the Debenture to a Conversion Agent by physical or book-entry delivery (which is not necessary in the case of conversion pursuant to the Depositary's book-entry conversion program), (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. Book-entry delivery of a Debenture to the Conversion Agent may be made by any financial institution that is a participant in the Depositary; conversion through the Depositary's book-entry conversion program is available for any security that is held in an account maintained at the Depositary by any such participant.

            A Holder may convert a portion of a Debenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock, except as provided in the Indenture. On conversion of a Debenture, that portion of accrued Original Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 9 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 9 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) to the Conversion Date with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) in exchange for the Debenture being converted pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for the Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Debenture being converted pursuant to the provisions hereof.

            The Conversion Rate will be adjusted for (i) dividends or distributions on Common Stock payable in Common Stock or other Capital Stock of the Company, (ii) subdivisions, combinations or certain reclassifications of Common Stock, (iii) distributions to all holders of Common Stock of certain rights, warrants or options to purchase Common Stock or securities convertible into Common Stock for a period expiring within 60 days after the applicable record date for such distribution at a price per share less than the Sale Price at the Time of Determination and (iv) distributions to such holders of assets or debt securities of the Company or certain rights, warrants or options to purchase securities of the Company (excluding certain cash dividends or other cash distributions). However, no adjustment need be made if Holders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

            If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another Person, or in certain other circumstances described in the Indenture, the right to convert a Debenture into Common Stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets that the Holder would have received if the Holder had converted such Holder's Debentures immediately prior to such transaction.

9.    TAX EVENT

            From and after the date (the "Tax Event Date") of the occurrence of a Tax Event, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at 4.75% per annum on a principal amount per Debenture (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued to the date immediately prior to the Tax Event Date or the date on which the Company exercises the option described herein, whichever is later (such date, the "Option Exercise Date"). Such interest shall accrue from the Option Exercise Date and shall be payable semiannually on April 24 and October 24 of each year (each an "Interest Payment Date") to Holders of record at the close of business on March 31 or September 30 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year composed of 12 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

            Interest on any Debenture that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The Company will make such payments (i) by wire transfer of immediately available funds with respect to Debentures held in book-entry form or (ii) by check payable in such money mailed to a Holder's registered address with respect to any certificated Debentures.

            Except as otherwise specified with respect to the Debentures, any interest on any Debenture that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 307 of the Indenture.

10.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

            Any Debentures called for redemption, unless surrendered for conversion before the Redemption Date, may be deemed to be purchased from the Holders of such Debentures at an amount not less than the Redemption Price, together with accrued interest, if any, to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the Holders and to make payment for such Debentures to the Trustee in trust for such Holders.

11.   DENOMINATIONS; TRANSFER; EXCHANGE

            The Debentures are in fully registered form, without coupons, in minimum denominations of $1,000 Principal Amount at Maturity or in integral multiples thereof. A Holder may register a transfer or exchange of Debentures in accordance with the Indenture. The Security

Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

12.   PERSONS DEEMED OWNERS

            The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

13.   UNCLAIMED MONEY FOR SECURITIES

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any amount with respect to the Debentures and remaining unclaimed for three years after such amounts have become due and payable shall be paid to the Company on Company Request (unless otherwise required by mandatory provisions of the applicable escheat or abandoned or unclaimed property law), or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in The Borough of Manhattan, The City of New York, and in such other Authorized Newspapers as the Trustee shall deem appropriate, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will (unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law) be repaid to the Company.

14.   AMENDMENT; WAIVER

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debentures may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Debentures at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Debentures at the time Outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures in certain respects set forth in the Indenture.

15.   DEFAULTS AND REMEDIES

            Under the Indenture, Events of Default include (i) if the Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, default in the payment of interest that continues for a period of 30 days; (ii) default in the payment of the Principal Amount at Maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, with respect to any Debenture when the same becomes due and payable; (iii) default in the delivery of shares of Common Stock (or cash in lieu of fractional interests in shares of Common Stock) in accordance with the terms of the Indenture when such Common Stock or cash is required to be delivered following conversion of a Debenture and such default is not remedied for a period of 10 days; (iv) default in the performance or breach of any covenant of the Company in the Indenture or the Debentures, subject to notice and lapse of time; or (v) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Debentures at the time Outstanding may declare all the Debentures to be due and payable immediately. The principal amount of the Debentures that may be declared due and payable in such event shall be the Issue Price plus accrued Original Issue Discount (or if the Debentures have been converted to semiannual coupon notes following the occurrence of a Tax Event, the Restated Principal Amount, plus accrued and unpaid interest) on the Debentures to and including the date of default or the date of declaration, as the case may be. Certain events of bankruptcy or insolvency are Events of Default that will result in the Debentures becoming due and payable immediately upon the occurrence of such Events of Default.

            As set forth in, and subject to the provisions of, the Indenture, no Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless certain conditions set forth in the Indenture have been satisfied. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Outstanding Debentures shall have the right to direct the time, method and place of conducting certain proceedings, or exercising any trust or power conferred on the Trustee.

16.   TRUSTEE DEALINGS WITH THE COMPANY

            Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

17.   NO RECOURSE AGAINST OTHERS

            No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Company or the Trustee or of any predecessor or successor of the Company or the Trustee with respect to the Company's obligations on the Debentures or the obligations of the Company or the Trustee under the Indenture or any certificate or other writing delivered in connection therewith.

18.   SUBORDINATION

            Indebtedness evidenced by the Debentures is subordinated, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed. There is no restriction under the Indenture on the Company's incurring additional indebtedness, including Senior Indebtedness. The Company, and each Holder by accepting a Debenture, agrees to the subordination provided in the Indenture and that the subordination provisions are for the benefit of the holders of Senior Indebtedness.

            Each Holder of a Debenture by his acceptance hereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in the Indenture and to protect the rights of the Holders of the Debentures pursuant to the Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the filing of a claim for the unpaid balance of his Debentures in the form required in said proceedings and cause said claim to be approved.

19.   AUTHENTICATION

            This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Certificate of Authentication on the other side of this Debenture.

 20.  ABBREVIATIONS

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

21.   GOVERNING LAW

      THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW
YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
22.   INTEREST LIMITATIONS

            Anything in this Debenture or in the Indenture to the contrary notwithstanding, the Company shall never be required to pay unearned interest on this Debenture and shall never be required to pay interest on this Debenture at a rate in excess of the Highest Lawful Rate.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Debenture in larger type. Requests may be made to:

                  Pride International, Inc.
                  5847 San Felipe, Suite 3300
                  Houston, Texas  77057
                  Attention:  General Counsel



                                ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to

                            (Insert assignee's soc.
                              sec. or tax ID no.)

_____________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _____________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

                               CONVERSION NOTICE

To convert this Debenture into Common Stock of the Company, check the box:

To convert only part of this Debenture, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

  $


If you want the share certificate made out in another Person's name, fill in the form below:


                                       (Insert other Person's
                                       soc. sec. or tax ID no.)

_________________________________________________________
(Print or type other Person's name, address and zip code)

Date:                         Your Signature: _________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Debenture)

Signature Guarantee:
                              (Participant in a Recognized Signature
                                     Guaranty Medallion Program)

                 SCHEDULE OF EXCHANGES OF DEFINITIVE DEBENTURES*

                  The following exchanges of a part of this Global Debenture for Definitive Debentures have been made:

                                                                                PRINCIPAL AMOUNT
                               AMOUNT OF                  AMOUNT OF            AT MATURITY OF THIS
                              DECREASE IN                INCREASE IN            GLOBAL DEBENTURE             SIGNATURE OF
                          PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT            FOLLOWING             AUTHORIZED OFFICER
                           MATURITY OF THIS           MATURITY OF THIS            SUCH DECREASE             OF TRUSTEE OR
  DATE OF EXCHANGE         GLOBAL DEBENTURE           GLOBAL DEBENTURE            (OR INCREASE)           SECURITY CUSTODIAN
  ----------------         ----------------           ----------------           ---------------          ------------------

----------------
* To be included in a Global Debenture.